UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 16, 2005

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including zip code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 7.01 Regulation FD Disclosure

On December 6, 2004, DaVita Inc., a Delaware corporation (the “Company”) entered into a stock purchase agreement to acquire all of the outstanding capital stock of Gambro Healthcare, Inc. (“Gambro Healthcare”) from Gambro, Inc., a subsidiary of Gambro AB, for approximately $3.05 billion. The consummation of the Gambro Healthcare acquisition is subject to the satisfaction or waiver of a number of conditions, including among other conditions, the expiration of the waiting periods under applicable antitrust regulations, and the Company is required to obtain financing for the Gambro Healthcare acquisition.

A copy of management’s discussion and analysis of financial condition and results of operations for Gambro Healthcare, the audited combined financial statements of Gambro Healthcare and the unaudited pro forma condensed consolidated financial information of the Company and Gambro Healthcare are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Gambro Healthcare

99.2	Audited Combined Financial Statements of Gambro Healthcare

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information of the Company and Gambro Healthcare

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 2005	DAVITA INC.

	By:	/s/ GARY W. BEIL
Gary W. Beil Vice President and Controller

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Gambro Healthcare

99.2	Audited Combined Financial Statements of Gambro Healthcare

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information of the Company and Gambro Healthcare